                                                                    EXHIBIT 99.1

                                              METAL MANAGEMENT, INC.
                                              500 N. DEARBORN STREET - SUITE 405
                                              CHICAGO, ILLINOIS 60610
                                              www.mtlm.com
                                              NASDAQ: MTLM


AT METAL MANAGEMENT:
Robert C. Larry
Chief Financial Officer
(312) 645-0700
rlarry@mtlm.com


FOR IMMEDIATE RELEASE
                                                                OCTOBER 30, 2003


METAL MANAGEMENT, INC. ANNOUNCES SALES OF $230.0 MILLION AND NET INCOME OF $7.5 MILLION FOR THE SECOND QUARTER ENDED SEPTEMBER 30, 2003; EPS OF $0.67 PER DILUTED SHARE

CHICAGO, IL -- OCTOBER 30, 2003 -- METAL MANAGEMENT, INC. (Nasdaq: MTLM), one of the nation's largest full service scrap metal recyclers, today announced net sales of $230.0 million, EBITDA(1) (as defined) of $18.3 million, and net income of $7.5 million for its second fiscal quarter ended September 30, 2003.


SECOND FISCAL QUARTER HIGHLIGHTS

- Consolidated net sales increased 19.3% to $230.0 million for the quarter ended September 30, 2003, from $192.8 million for the quarter ended September 30, 2002.



--------
(1) EBITDA is defined by the Company to be earnings before interest, taxes, depreciation, amortization, income (loss) from joint ventures, other income (expense), and (loss) gain on debt extinguishment. EBITDA is presented because management believes it provides additional information with respect to the performance of its fundamental business activities. Management also believes that debt holders and investors commonly use EBITDA to analyze Company performance. A reconciliation of EBITDA to GAAP net income is included in the table attached to this release. EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under Generally Accepted Accounting Principles, and may be defined differently by others.

- Gross profit increased to $31.5 million (13.7% of sales) for the quarter ended September 30, 2003, up almost 27% from $24.8 million (12.9% of sales) for the quarter ended September 30, 2002.

- EBITDA (as defined) of $18.3 million for the quarter ended September 30, 2003, a 45% increase from EBITDA (as defined) of $12.6 million for the quarter ended September 30, 2002.

- Net income of $7.5 million for the quarter ended September 30, 2003, or $0.67 per common diluted share, compared to net income of $6.4 million for the quarter ended September 30, 2002, or $0.61 per common diluted share. The comparability of net income for the two quarterly periods is affected by a change in the Company's effective tax rate associated with an election that was made regarding the Company's utilization of Net Operating Loss tax benefits. This election was made in December 2002.

- Debt was reduced by $22 million in the three months ended September 30, 2003, compared to debt as of June 30, 2003.

METAL MANAGEMENT'S COMMENTS

Albert A. Cozzi, Vice Chairman and Chief Executive Officer, said, "The Company's positive momentum in our operating and financial results continued into the second quarter of fiscal 2004. Consolidated net sales increased to $230.0 million for the quarter, up over 19% from the quarter ended September 30, 2002, and also up sequentially from sales of $227.0 million in our first quarter. Gross profit for the three months ended September 30, 2003 increased by almost 27% to $31.5 million (13.7% of sales), from gross profit of $24.8 million (12.9% of sales) for the three months ended September 30, 2002. Pre-tax earnings increased 47% to $12.5 million for the quarter ended September 30, 2003, compared to pre-tax earnings of $8.4 million for the quarter ended September 30, 2002. Net income increased almost 18% to $7.5 million for the quarter ended September 30, 2003, compared to net income of $6.4 million in the quarter ended September 30, 2002. Because of NOL benefits and other tax assets, our income tax expense is primarily non-cash in nature."

Cozzi continued, "Ferrous scrap demand relative to supply, both domestically and internationally, remains strong. The average selling price for our processed ferrous metal products was approximately $147 per gross ton in the three months ended September 30, 2003, compared to $120 per gross ton in the three months ended September 30, 2002. The Company's processed ferrous metal shipments surpassed 1.1 million tons for the quarter, about a 9% jump from the second quarter of fiscal 2003. Our strategic access to waterways throughout the U.S. provides us the opportunity to benefit from the relative attractiveness of U.S. scrap in the world marketplace. In the second quarter of this fiscal year, the Company exported almost 304,000 tons of ferrous material through vessel shipments, an increase of 74% from the 175,000 tons exported in the second quarter of fiscal 2003. We are also committed to support our domestic consumers to whom we ship the majority of our scrap metal units."

Cozzi added, "The Company's strong cash flow generated in the quarter allowed us to reduce our debt by over $22 million, to approximately $80.6 million as of September 30, 2003. Our EBITDA (as defined) was $18.3 million for the quarter ended September 30, 2003, an increase of 45% from EBITDA (as defined) of $12.6 million for the quarter ended September 30, 2002. The Company's EBITDA (as defined) for the six-month period ended September 30, 2003 was $35.7 million, a significant increase from EBITDA (as defined) of $29.5 million for the six-month period ended September 30, 2002. Our cash flow generation reduced borrowings, and when combined with the retirement of the Company's junior secured notes in the second quarter, allowed us to significantly reduce interest expense. Interest expense was $2.0 million (0.9% of sales) in the three months ended September 30, 2003, down 32% from interest expense of $2.9 million (1.5% of sales) in the three months ended September 30, 2002."

Cozzi concluded, "Our employees are to be commended for their dedication and hard work. We are also very pleased with the results generated by our joint venture partners. Metal Management and all its employees remain committed to improve profitability and shareholder value."

INVESTOR CONFERENCE CALL

Metal Management will host its Second Quarter 2004 Conference Call and Webcast at 12:00 pm EST (11:00 am CST) on Friday, October 31, 2003. The conference call can be accessed by dialing 800-901-5213 passcode 44620081. International callers can dial 617-786-2962 passcode 44620081. The conference call will also be accessible via the web at www.mtlm.com by following the link on the investor section. A replay of the conference call will be available by dialing 888-286-8010 passcode 82598697. International callers can access the replay by dialing 617-801-6888 through Friday, November 7th, 2003.

ABOUT METAL MANAGEMENT, INC.

Metal Management is one of the largest full service metals recyclers in the United States, with approximately 40 recycling facilities in 13 states.

For more information about Metal Management, Inc., visit the Company's website at www.mtlm.com.


                     *     *     *     *     *     *     *

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2003, and in other periodic filings filed by the Company with the U.S. Securities and Exchange Commission, some of the factors that could affect our performance include, among other things: debt leverage on Metal Management, debt covenants that restrict our ability to engage in certain transactions, cyclicality of the metals recycling industry, commodity price fluctuations, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk, impact of export and other market conditions on the business, availability of scrap alternatives, underfunded defined benefit pension plans, historical operating losses, and limited common stock trading history.

                             METAL MANAGEMENT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (unaudited, in thousands, except per share amounts)

                                                             THREE MONTHS ENDED                SIX MONTHS ENDED
                                                        --------------------------        --------------------------
                                                        SEPTEMBER        SEPTEMBER        SEPTEMBER        SEPTEMBER
                                                         30, 2003         30, 2002         30, 2003         30, 2002
                                                        ---------        ---------        ---------        ---------

NET SALES                                               $ 230,048        $ 192,845        $ 457,030        $ 386,313
Cost of sales                                             198,553          168,030          395,511          333,218
                                                        ---------        ---------        ---------        ---------
Gross profit                                               31,495           24,815           61,519           53,095

Operating expenses:
   General and administrative                              13,206           12,220           25,802           23,598
   Depreciation and amortization                            4,439            4,244            9,056            8,628
                                                        ---------        ---------        ---------        ---------
Total operating expenses                                   17,645           16,464           34,858           32,226
                                                        ---------        ---------        ---------        ---------
OPERATING INCOME                                           13,850            8,351           26,661           20,869

Income (loss) from joint ventures                           1,045              (48)           1,930              (78)
Interest expense                                           (1,966)          (2,895)          (4,228)          (5,900)
Interest and other income (expense)                          (119)           2,745             (110)           2,836
(Loss) gain on debt extinguishment                           (363)             283             (363)             283
                                                        ---------        ---------        ---------        ---------

Income before income taxes                                 12,447            8,436           23,890           18,010
Provision for income taxes                                 (4,953)          (2,081)          (9,377)          (4,318)
                                                        ---------        ---------        ---------        ---------
NET INCOME                                              $   7,494        $   6,355        $  14,513        $  13,692
                                                        =========        =========        =========        =========

EARNINGS PER SHARE:
   Basic                                                $    0.71        $    0.62        $    1.39        $    1.34
                                                        =========        =========        =========        =========
   Diluted                                              $    0.67        $    0.61        $    1.34        $    1.32
                                                        =========        =========        =========        =========

SHARES USED IN COMPUTATION OF EARNINGS PER SHARE:
   Basic                                                   10,610           10,162           10,420           10,162
                                                        =========        =========        =========        =========
   Diluted                                                 11,133           10,404           10,867           10,404
                                                        =========        =========        =========        =========

                             METAL MANAGEMENT, INC.
                               EBITDA (AS DEFINED)
                        RECONCILIATION TO GAAP NET INCOME
                            (unaudited, in thousands)

                                               THREE MONTHS ENDED                SIX MONTHS ENDED
                                           -------------------------       -------------------------
                                           SEPTEMBER       SEPTEMBER       SEPTEMBER       SEPTEMBER
                                            30, 2003        30, 2002        30, 2003        30, 2002
                                           ---------       ---------       ---------       ---------

Net income                                  $  7,494        $  6,355        $ 14,513        $ 13,692

Add Back:

                                               4,439           4,244           9,056           8,628
   Depreciation and amortization
   Provision for income taxes                  4,953           2,081           9,377           4,318
   (Income) loss from joint ventures          (1,045)             48          (1,930)             78
   Interest expense                            1,966           2,895           4,228           5,900
   Interest and other income, net                119          (2,745)            110          (2,836)
   Loss (gain) on debt extinguishment            363            (283)            363            (283)
                                            --------        --------        --------        --------

EBITDA (AS DEFINED)                         $ 18,289        $ 12,595        $ 35,717        $ 29,497
                                            ========        ========        ========        ========